Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 198	Trade Date: 3/21/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/24/2005
The date of this Pricing Supplement is March 21, 2005

CUSIP or Common Code:	41013NML9	41013NMM7	41013NMP0	41013NMQ8
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$892,000.00	$593,000.00	$966,000.00	$241,000.00
Proceeds to Issuer:	$884,864.00	$587,070.00	$956,340.00	$237,626.00
Discounts and Commissions:	0.800%	1.000%	1.000%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%
Dealer:	99.375%	99.250%	99.250%	98.900%
Maturity Date:	3/15/2009	3/15/2010	3/15/2010	3/15/2013
Stated Annual Interest Rate:	4.100%	4.250%	4.400%	4.500%
Interest Payment Frequency:	Quarterly	Quarterly	Monthly	Monthly
First Payment Date:	6/15/2005	6/15/2005	4/15/2005	4/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 198	Trade Date: 3/21/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/24/2005
The date of this Pricing Supplement is March 21, 2005

CUSIP or Common Code:	41013NMR6	41013NMT2	41013NMU9
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$579,000.00	$495,000.00	$589,000.00
Proceeds to Issuer:	$570,894.00	$486,337.50	$574,275.00
Discounts and Commissions:	1.400%	1.750%	2.500%
Reallowance:	0.200%	0.275%	0.350%
Dealer:	98.900%	98.600%	97.900%
Maturity Date:	3/15/2013	3/15/2017	3/15/2030
Stated Annual Interest Rate:	4.750%	5.000%	5.350%
Interest Payment Frequency:	Monthly	Monthly	Monthly
First Payment Date:	4/15/2005	4/15/2005	4/15/2005
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	3/15/2008 Callable one time only at 100% on call date above with 30 days notice.	9/15/2007 Callable one time only at 100% on call date above with 30 days notice.	3/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.